Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186939) and on Forms S-8 (Nos. 333-91985, 333-37624, 333-115573, 333-127665, 333-127659, 333-147933, 333-150698, 333-157779, 333-166731, and 333-196830) of Home Properties, Inc. of our report dated February 24, 2015 relating to the consolidated financial statements , financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 24, 2015